BOB EVANS REPORTS SECOND QUARTER FY 2018 RESULTS

▪
Net sales increase 22.3 percent to $117.6 million compared to $96.2 million[1] in the comparable period in fiscal 2017; net sales increased 6.2 percent excluding Pineland net sales and sales to Bob Evans Restaurants (now 3rd party);

▪	Retail side-dish and sausage pounds-sold increased 15.9 percent (excluding Pineland) and 4.5 percent, respectively, when compared to the comparable period last year;

▪
GAAP net income of $0.11 per diluted share compared to net loss per share of $0.21[1] in the prior year. Non-GAAP net income of $0.35 per diluted share, an increase of 16.7 percent compared to $0.30[1] in the prior year;

▪	Adjusted EBITDA decreased 1.9 percent to $17.7 million as compared to $18.0 million[1] in the comparable period in fiscal 2017;

▪	On September 18, 2017, the Company and Post Holdings entered into a definitive agreement in which Post will acquire Bob Evans for $77 per share.

▪	Quarterly dividend of $0.34 per share payable on December 22, 2017, to stockholders of record at the close of business on December 11, 2017.

1 All references to the prior year period refer to results from continuing operations for the second quarter of fiscal 2017

Descriptions of measures excluding certain items are provided in "Adjusted EBITDA and other non-GAAP financial measures" below and reconciliations of such non-GAAP measures to the most comparable GAAP measure are provided in the tables at the end of this release

NEW ALBANY, Ohio - December 6, 2017 - Bob Evans Farms, Inc. (NASDAQ: BOBE) today announced its financial results for the fiscal 2018 second quarter ended October 27, 2017. On a GAAP basis, the Company reported net income of $2.3 million, or $0.11 per diluted share, compared with a net loss from continuing operations of $4.1 million, or $0.21 per diluted share, in the corresponding period last year. Non-GAAP net income was $7.1 million, or $0.35 per diluted share, compared with non-GAAP net income from continuing operations of $6.0 million, or $0.30 per diluted share, in the corresponding period last year.

Second-quarter fiscal 2018 commentary
“We continued to deliver category leading growth in refrigerated side dishes in the second quarter, modestly exceeding our expectations,” said President and Chief Executive Officer Mike Townsley. “Second quarter margins, which are historically the lowest in our fiscal year as we invest in marketing initiatives to generate brand awareness ahead of our peak volume third quarter, were significantly impacted by higher sow costs (16 percent higher than prior year) that began late in the first quarter and continued through September before declining. Additionally, higher trade spending during the quarter included strategic spend to maintain competitive positioning as well as slotting fees to support distribution gains. Lastly, our plant efficiencies were impacted by start-up activity for a new product with special packaging launched in advance of automated equipment planned for installation in early 2018.”

Second-quarter fiscal 2018 results
Net sales were $117.6 million, an increase of $21.5 million, or 22.3 percent, compared to $96.2 million in the corresponding period last year. The increase in net sales was partially driven by $9.5 million of sales from the Company's recently acquired Pineland business, as well as $6.0 million of sales to Bob Evans Restaurants (BER), which were eliminated in the prior year. Pounds sold for the second quarter increased 48.2 percent while average net selling price per pound declined 17.4 percent compared to the corresponding period last year. Excluding Pineland and sales to BER, pounds sold increased 11.4 percent while average net selling price per pound decreased 4.7 percent. The decline in average net selling price reflects an increased mix of food service sales as a result of both the acquisition of Pineland and the inclusion of sales to BER that were eliminated in the prior year period, as well as an increase in trade spending. From a net sales perspective, volume growth was driven by a 15.9 percent increase in retail side-dish pounds sold (excluding Pineland), a 4.5 percent increase in sausage pounds sold, and a 314.9 percent increase in food service pounds sold (16.8 percent excluding Pineland and BER), partially offset by a 10.6 percent decrease in the frozen and other categories, all compared to the comparable 13 week period in the prior year.

Gross profit increased 4.3 percent to $34.7 million in the second quarter of fiscal 2018 from $33.3 million in the second quarter of fiscal 2017. Gross profit margin decreased 510 basis points to 29.5 percent of net sales from 34.6 percent of net sales in the same period in the prior year. The decrease in gross profit margin was primarily driven by increased production costs associated with a new product launch, a higher mix of food service sales as a result of the acquisition of Pineland, an increase in average sow prices and higher trade spend.

Operating income increased to $2.6 million in the second quarter of 2018 from an operating loss from continuing operations of $4.8 million in the second quarter of fiscal 2017. Non-GAAP operating income was $9.9 million, compared to $11.4 million from continuing operations in the corresponding period last year, a decrease of $1.5 million or 13.2 percent.  The decrease was due primarily to lower gross profit margin coupled with higher operating expenses resulting from increased pounds sold and a $0.9 million increase in amortization expense associated with the preliminary value of definite-lived intangible assets acquired as part of the Pineland acquisition.

Net interest expense was $1.0 million in the second quarter, a decrease of $0.3 million, compared to $1.3 million in the corresponding period last year. The decrease in interest costs was the result of lower average borrowings as compared to last year.

The Company’s GAAP tax rate for the second quarter of fiscal 2018 was a benefit of 38.2 percent compared to a benefit of 32.3 percent in the prior year period. The change in tax rates as compared to the corresponding period last year was primarily the result of discrete items recorded during the second quarter of fiscal 2018. The Non-GAAP tax rate was 20.4 percent compared to 33.2 percent in the prior year period.

Net income in the second quarter of fiscal 2018 was $2.3 million, or $0.11 per diluted share, compared to a net loss from continuing operations of $4.1 million or $0.21 per diluted share in the second quarter of fiscal 2017. Non-GAAP net income increased 18.4 percent to $7.1 million or $0.35 per diluted share in the second quarter of fiscal 2018 from non-GAAP net income from continuing operations of $6.0 million or $0.30 per diluted share in the second quarter of fiscal 2017.

Adjusted EBITDA decreased 1.9 percent to $17.7 million in the second quarter of fiscal 2018 from $18.0 million in the second quarter of fiscal 2017. As a percentage of net sales, the adjusted EBITDA margin decreased 370 basis points to 15.0 percent of net sales.

Second-quarter 2018 balance sheet highlights
The Company’s cash balance and outstanding debt at October 27, 2017 were $1.4 million and $126.6 million, respectively, compared to $210.9 million and $2.7 million on April 28, 2017. The increase in borrowings and decrease in cash balance were primarily the result of the acquisition of Pineland Farms, which was completed on May 1, 2017, and the payment of a $7.50 per share special dividend on June 16, 2017.

Fiscal year 2018 outlook and conference call
On September 19, 2017, the Company and Post Holdings entered into a definitive merger agreement under which Post Holdings agreed to acquire Bob Evans. The transaction is expected to be completed in the first calendar quarter of 2018. In light of the pending transaction, the Company will not be updating its previously issued financial guidance for fiscal 2018 or holding a conference in connection with this earnings release. As announced on December 5, 2017, the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, with respect to the previously announced acquisition of the Company by Post Holdings, expired on December 4, 2017.

Adjusted EBITDA and other non-GAAP financial measures
We define Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization including stock compensation. Management uses Adjusted EBITDA and the other non-GAAP measures included in this release as key metrics in the evaluation of underlying Company performance and in making financial, operating and planning decisions. The Company believes these measures are useful to investors because they increase transparency, assist investors in understanding the underlying performance of the Company and assist in the analysis of ongoing operating trends. We believe Adjusted EBITDA is frequently used by analysts, investors and other interested parties in their evaluation of the Company's performance as compared to our competitors, many of which present EBITDA measures when reporting their results.  We believe the non-GAAP measures used in this release provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of core business operating results. We believe these non-GAAP measures, when viewed in conjunction with U.S. GAAP results and the accompanying reconciliations, enhance the comparability of results against prior periods and allow for greater transparency of financial results and business outlook. The presentation of Adjusted EBITDA and other non-GAAP measures included in this release should not be considered as an alternative to net income, determined in accordance with U.S. GAAP, as an indicator of the Company's operating performance, as an indicator of cash flows, or as a measure of liquidity. While Adjusted EBITDA and our other non-GAAP measures are frequently used as measures of operations, they are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Certain statements in this news release that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. Additional information about the factors and events that could cause actual results to differ materially from those predicted by the forward looking statements, along with certain other risks, uncertainties and assumptions related to the Company and its business, may be found in our Annual Report on Form 10-K for the fiscal year ended April 29, 2017, and in our other filings with the Securities and Exchange Commission. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. In addition, there are various risks and uncertainties associated with the pending transaction with Post Holdings, including but not limited to, the occurrence of any event, change or other circumstances that could delay the closing of the transaction; the ability and timing to obtain the approval of the Company’s stockholders and to satisfy other closing conditions to the merger agreement; the risk that stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction; and adverse effects on the Company’s common stock in the event of the failure to complete the proposed transaction. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the Company are qualified by the cautionary statements in this section.

About Bob Evans Farms, Inc.
Bob Evans Farms, Inc. is a leading producer and distributor of refrigerated potato, pasta and vegetable-based side dishes, pork sausage, and a variety of refrigerated and frozen convenience food items under the Bob Evans and Owens brand names. For more information about Bob Evans Farms, Inc., visit www.bobevansgrocery.com.

Additional Information and Where to Find It
In connection with the proposed merger, a definitive proxy statement on Schedule 14A has been filed by the Company with the SEC and mailed to the Company’s stockholders. BOB EVANS STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY NOW AND WHEN ANY FUTURE FILINGS BECOME AVAILABLE BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain these documents free of charge at the SEC’s website, http://www.sec.gov. In addition, stockholders may obtain free copies of the documents at the Bob Evans website, www.bobevansgrocery.com, under the heading “Investors.”

Participants in the Solicitation
Bob Evans, Post and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Bob Evans in connection with the proposed merger. Information regarding Post’s directors and executive officers is included in Post’s Annual Report on Form 10-K for the year ended September 30, 2017, filed with the SEC on November 17, 2017, and the proxy statement for Post’s 2018 Annual Meeting of Shareholders, filed with the SEC on November 20, 2017. Information regarding Bob Evans’ directors and executive officers is included in the Bob Evans Annual Report on Form 10-K for the fiscal year ended April 28, 2017, filed with the SEC on June 15, 2017 and the proxy statement for Bob Evans’ 2017 Annual

Meeting of Stockholders, filed with the SEC on July 14, 2017. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed merger are included in the definitive proxy statement.

Contact:
Scott Van Winkle
Managing Director, ICR
(617) 956-6736
scott.vanwinkle@icrinc.com

Bob Evans Farms, Inc.
Earnings Release Fact Sheet (unaudited)
Second quarter fiscal 2018, three months ended October 27, 2017 compared to the corresponding period a year ago:

(in thousands, except per share amounts)			Basic EPS		Diluted EPS
	Three Months Ended		Three Months Ended		Three Months Ended
	October 27, 2017	October 28, 2016	October 27, 2017	October 28, 2016	October 27, 2017	October 28, 2016
Operating Income as Reported
Operating income	$2,643	$(4,768)
Net interest expense	1,015	1,335
Income (Loss) from Continuing Operations Before Taxes	1,628	(6,103)
Benefit for income taxes from continuing operations	(622)	(1,969)
Net Income (Loss) from Continuing Operations as Reported	2,250	(4,134)	$0.11	$(0.21)	$0.11	$(0.21)

Income before taxes from discontinued operations	—	5,830
Provision for income taxes from discontinued operations	—	1,478
Income from Discontinued Operations as Reported	—	4,352	$—	$0.22	$—	$0.22

Net Income as Reported	2,250	218	$0.11	$0.01	$0.11	$0.01

Adjustments to Continuing Operations
Merger related costs	5,876	—
Separation costs	1,352	—
Integration costs	22	—
Impairment	—	16,000
Severance/Restructuring	—	168
Accretion income on note receivable	—	(1,133)
Total Adjustments to Continuing Operations	7,250	15,035

Adjustments to Discontinued Operations
Legal and professional fees	—	310
Total Adjustments to Discontinued Operations	—	310

Non-GAAP Operating Income from Continuing Operations	9,893	11,400
Non-GAAP net interest expense	1,015	2,468
Non-GAAP income from continuing operations before taxes	8,878	8,932
Adjustments to tax expense from continuing operations	2,433	4,934
Non-GAAP provision for income taxes from continuing operations	1,811	2,965
Non-GAAP Net Income from Continuing Operations	7,067	5,967	$0.35	$0.30	$0.35	$0.30

Non-GAAP income from discontinued operations before taxes	—	6,140
Adjustments to tax expense from discontinued operations	—	(555)
Non-GAAP provision for income taxes from discontinued operations	—	923
Non-GAAP Net Income from Discontinued Operations	—	5,217	$—	$0.26	$—	$0.26

Non-GAAP Net Income	$7,067	$11,184	$0.35	$0.56	$0.35	$0.56

Weighted Average Shares Outstanding			20,188	19,825	20,221	19,964

Second quarter fiscal 2018, three months ended October 27, 2017 compared to the corresponding period a year ago:

(in thousands)
	Three Months Ended
	October 27, 2017	% of Sales	October 28, 2016	% of Sales
Operating Income from Continuing Operations, as Reported

Net Sales	$117,626		$96,158
Cost of goods sold	82,920	70.5%	62,881	65.4%
Gross Margin	34,706	29.5%	33,277	34.6%

Advertising and marketing costs	5,313	4.5%	3,543	3.7%
Selling costs	4,257	3.6%	4,099	4.3%
Distribution costs	5,373	4.6%	4,674	4.9%
General and administrative costs	10,308	8.8%	9,522	9.9%
Amortization of intangible assets	936	0.8%	39	—%
Impairment, restructuring and other exit costs	5,876	5.0%	16,168	16.8%
Operating Income (Loss)	2,643	2.2%	(4,768)	(5.0)%

Non-GAAP Adjustments to Continuing Operations

General and administrative	(1,374)		—
Impairment, restructuring and other exit costs	(5,876)		(16,168)
Total Adjustments to Operating Income	7,250		16,168

Non-GAAP Operating Income from Continuing Operations

Net Sales	$117,626		$96,158
Cost of sales	82,920	70.5%	62,881	65.4%
Gross Margin	34,706	29.5%	33,277	34.6%

Advertising and marketing	5,313	4.5%	3,543	3.7%
Selling costs	4,257	3.6%	4,099	4.3%
Distribution costs	5,373	4.6%	4,674	4.9%
General and administrative	8,934	7.6%	9,522	9.9%
Amortization of intangible assets	936	0.8%	39	—%
Impairment, restructuring and other exit costs	—	—%	—	—%
Total non-GAAP operating income	$9,893	8.4%	$11,400	11.8%

Depreciation and amortization from Continuing Operations	7,543		5,723
Stock compensation expense from Continuing Operations	249		904
Adjusted EBITDA	$17,685		$18,027

Bob Evans Farms, Inc.
Earnings Release Fact Sheet (unaudited)
Second quarter fiscal 2018, six months ended October 27, 2017, compared to the corresponding period a year ago:

(in thousands, except per share amounts)			Basic EPS		Diluted EPS
	Six Months Ended		Six Months Ended		Six Months Ended
	October 27, 2017	October 28, 2016	October 27, 2017	October 28, 2016	October 27, 2017	October 28, 2016
Operating Income (Loss) as Reported
Operating income	$13,721	$3,498
Net interest expense	1,475	2,822
Income from Continuing Operations Before Taxes	12,246	676
Provision for income taxes from continuing operations	2,947	233
Net Income from Continuing Operations as Reported	9,299	443	$0.46	$0.02	$0.46	$0.02

Income before taxes from discontinued operations		10,857
Provision for income taxes from discontinued operations		1,919
Income from Discontinued Operations as Reported	—	8,938	$—	$0.45	$—	$0.45

Net Income as Reported	9,299	9,381	$0.46	$0.47	$0.46	$0.47

Adjustments to Continuing Operations
Merger related costs	5,876	—
Separation costs	1,786	—
Integration costs	579	—
Impairment	—	16,000
Severance / Restructuring	(291)	168
Accretion income on note receivable	—	(1,133)
Total Adjustments to Continuing Operations	7,950	15,035

Adjustments to Discontinued Operations
Legal and professional fees	—	310
Store closure costs	—	807
Litigation settlement costs	—	(278)
Total Adjustments to Discontinued Operations	—	839

Non-GAAP Operating Income from Continuing Operations	21,671	19,666
Non-GAAP net interest expense	1,475	3,955
Non-GAAP income before taxes from continuing operations	20,196	15,711
Adjustments to tax expense from continuing operations	2,748	4,934
Non-GAAP provision for income taxes from continuing operations	5,695	5,167
Non-GAAP net income from continuing operations	14,501	10,544	$0.72	$0.53	$0.72	$0.53

Non-GAAP income before taxes from discontinued operations	—	11,696
Adjustments to tax expense from discontinued operations	—	(414)
Non-GAAP (benefit) provision for income taxes from discontinuing operations	—	1,505
Non-GAAP net income from discontinued operations	—	10,191	$—	$0.52	$—	$0.51

Non-GAAP net income	$14,501	$20,735	$0.72	$1.05	$0.72	$1.04

Weighted Average Shares Outstanding			20,166	19,807	20,201	19,982

Second quarter fiscal 2018, six months ended October 27, 2017, compared to the corresponding period a year ago:

(in thousands)
	Six Months Ended
	October 27, 2017	% of Sales	October 28, 2016	% of Sales
Operating income from Continuing Operations, as reported

Net Sales	$226,891		$182,099
Cost of goods sold	158,746	70.0%	120,301	66.1%
Gross Margin	68,145	30.0%	61,798	33.9%

Advertising and marketing costs	8,377	3.7%	6,782	3.7%
Selling costs	8,690	3.8%	7,813	4.3%
Distribution costs	10,736	4.7%	8,623	4.8%
General and administrative costs	18,908	8.4%	18,836	10.3%
Amortization of intangible assets	1,837	0.8%	78	—%
Impairment, restructuring and other exit costs	5,876	2.6%	16,168	8.9%
Operating Income	13,721	6.0%	3,498	1.9%

Non-GAAP Adjustments to Continuing Operations

General and administrative	(2,074)		—
Impairment, restructuring and other exit costs	(5,876)		(16,168)
Total Adjustments to Operating Income	7,950		16,168

Non-GAAP Operating Income from Continuing Operations

Net Sales	$226,891		$182,099
Cost of goods sold	158,746	70.0%	120,301	66.1%
Gross Margin	68,145	30.0%	61,798	33.9%

Advertising and marketing costs	8,377	3.7%	6,782	3.7%
Selling costs	8,690	3.8%	7,813	4.3%
Distribution costs	10,736	4.7%	8,623	4.8%
General and administrative costs	16,834	7.4%	18,836	10.3%
Amortization of intangible assets	1,837	0.8%	78	—%
Impairment, restructuring and other exit costs	—	—%	—	—%
Total non-GAAP operating income	$21,671	9.6%	$19,666	10.8%

Depreciation and amortization from Continuing Operations	14,989		10,859
Stock compensation expense from Continuing Operations	546		1,628
Adjusted EBITDA	$37,206		$32,153

Consolidated Statements of Net Income

	Three Months Ended		Six Months Ended
	October 27, 2017	October 28, 2016	October 27, 2017	October 28, 2016
Net Sales	$117,626	$96,158	$226,891	$182,099
Cost of goods sold	82,920	62,881	158,746	120,301
Gross Margin	34,706	33,277	68,145	61,798
Operating expenses:
Advertising and marketing costs	5,313	3,543	8,377	6,782
Selling costs	4,257	4,099	31,132	31,198
Distribution costs	5,373	4,674	44,372	37,640
General and administrative costs	10,308	9,522	8,377	6,782
Amortization of intangible assets	936	39	8,690	7,813
Impairment, restructuring and other exit costs	5,876	16,168	10,736	8,623
Operating Income (Loss)	2,643	(4,768)	18,908	18,836
Net interest expense	1,015	1,335	1,837	78
Income (Loss) from Continuing Operations Before Income Taxes	1,628	(6,103)	5,876	16,168
(Benefit) Provision for income taxes	(622)	(1,969)	13,721	3,498
Income (Loss) from Continuing Operations	2,250	(4,134)	1,475	2,822

Income from Discontinued Operations, net of Income Taxes	—	4,352	12,246	676
Net Income	$2,250	$218	$9,299	$9,381

Earnings Per Share — Income (Loss) from Continuing Operations
Basic	$0.11	$(0.21)	$0.46	$0.02
Diluted	$0.11	$(0.21)	$0.46	$0.02

Earnings Per Share — Income from Discontinued Operations
Basic	$—	$0.22	$—	$0.45
Diluted	$—	$0.22	$—	$0.45

Earnings Per Share — Net Income
Basic	$0.11	$0.01	$0.46	$0.47
Diluted	$0.11	$0.01	$0.46	$0.47

Cash Dividends Paid Per Share	$0.34	$0.34	$8.18	$0.68

Weighted Average Shares Outstanding
Basic	20,188	19,825	20,166	19,807
Dilutive shares	33	139	35	175
Diluted	20,221	19,964	20,201	19,982

Consolidated Balance Sheets

	Unaudited October 27, 2017	April 28, 2017
Assets
Current Assets
Cash and equivalents	$1,438	$210,886
Accounts receivable, net	41,782	28,071
Inventories	29,709	17,210
Federal and state income taxes receivable	15,155	2,895
Prepaid expenses and other current assets	6,268	6,833
Current assets held for sale	3,334	3,334
Total Current Assets	97,686	269,229
Property, plant and equipment	296,745	244,554
Less accumulated depreciation	133,386	113,814
Net Property, Plant and Equipment	163,359	130,740
Other Assets
Deposits and other	1,896	2,118
Rabbi trust assets	23,346	22,353
Goodwill	99,829	19,634
Other intangible assets, net	35,167	39
Deferred income tax assets	5,291	5,131
Total Other Assets	165,529	49,275
Total Assets	$426,574	$449,244
Liabilities and Stockholders’ Equity
Current Liabilities
Current debt payable	$1,588	$428
Accounts payable	24,004	13,424
Accrued property, plant and equipment purchases	1,353	1,283
Accrued non-income taxes	1,126	3,353
Accrued wages and related liabilities	5,933	16,404
Self-insurance reserves	4,829	7,878
Current taxes payable	1,483	27,954
Current reserve for uncertain tax provision	1,481	1,481
Other accrued expenses	18,160	17,905
Total Current Liabilities	59,957	90,110
Non-Current Liabilities
Deferred compensation	17,125	17,277
Reserve for uncertain tax positions	2,595	1,795
Deferred income tax liabilities	18,655	50
Other non-current liabilities	29,552	6,097
Credit facility borrowings and other non-current debt	125,023	2,267
Total Non-Current Liabilities	192,950	27,486
Stockholders’ Equity
Common stock, $0.01 par value; authorized 100,000 shares; issued 42,638 shares at October 27, 2017, and April 28, 2017	426	426
Capital in excess of par value	258,025	260,619
Retained earnings	775,580	931,315
Treasury stock, 22,663 shares at October 27, 2017, and 22,842 shares at April 28, 2017, at cost	(860,364)	(860,712)
Total Stockholders’ Equity	173,667	331,648
Total Liabilities and Stockholders' Equity	$426,574	$449,244

Consolidated Statements of Cash Flows

	Six Months Ended
	October 27, 2017	October 28, 2016
Operating activities:
Net income	$9,299	$9,381

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,989	35,218
Impairments	—	16,523
Gain on disposal of fixed assets	(35)	(1,664)
Gain on rabbi trust assets	(994)	(967)
Loss on deferred compensation	1,479	1,115
Share-based compensation	546	3,263
Accretion on long-term note receivable	—	(1,133)
Deferred income taxes	(1)	(5,903)
Amortization of deferred financing costs	154	720
Cash provided by (used for) assets and liabilities:
Accounts receivable	(7,703)	(10,930)
Inventories	(9,283)	(8,338)
Prepaid expenses and other current assets	1,334	491
Accounts payable	8,356	4,110
Federal and state income taxes	(38,638)	(11,185)
Accrued wages and related liabilities	(10,900)	(6,941)
Self-insurance	(3,049)	(1,740)
Accrued non-income taxes	(2,227)	(1,450)
Deferred revenue	—	(2,096)
Other assets and liabilities	(2,482)	(7,060)
Net cash (used in) provided by operating activities	(39,155)	11,414
Investing activities:
Acquisition of Pineland Farms Potato Company	(115,811)	—
Purchase of property, plant and equipment	(9,817)	(37,086)
Proceeds from sale of property, plant and equipment	11	10,688
Deposits and other	82	130
Net cash used in investing activities	(125,535)	(26,268)
Financing activities:
Cash dividends paid	(163,013)	(13,452)
Gross proceeds from credit facility borrowings and other long-term debt	147,500	189,179
Gross repayments of credit facility borrowings and other long-term debt	(23,585)	(166,490)
Cash paid for taxes on share-based compensation	(5,660)	(667)
Excess tax benefits from share-based compensation	—	(1,729)
Net cash (used in) provided by financing activities	(44,758)	6,841
Net cash used in operations	(209,448)	(8,013)
Cash and equivalents at the beginning of the period	210,886	12,896
Cash and equivalents at the end of the period	$1,438	$4,883

BEF Foods total pounds sold, by category
Fiscal 2018
Category	Q1	Q2	Q3	Q4	YTD
Sides	43.5%	46.2%			44.9%
Sausage	17.1%	17.0%			17.0%
Food Service	35.3%	32.9%			34.0%
Frozen	2.6%	2.3%			2.4%
Other	1.5%	1.6%			1.7%

Fiscal 2017
Category	Q1	Q2	Q3	Q4	FY 2017
Sides	51.4%	52.5%	52.5%	54.0%	52.6%
Sausage	21.2%	21.9%	24.9%	22.3%	22.7%
Food Service - External	11.6%	10.7%	10.1%	11.1%	10.8%
Food Service - Sales to discontinued operations	8.3%	9.0%	7.7%	7.7%	8.1%
Frozen	3.9%	3.4%	2.7%	3.0%	3.2%
Other	3.6%	2.5%	2.1%	1.9%	2.6%